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                                                                    EXHIBIT 23.1

                          CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Western Bancorp:

We consent to the incorporation by reference in Western Bancorp's registration statement on Form S-8 regarding the Western Bancorp 1993 Stock Option Plan of our report dated January 30, 1998, relating to the consolidated balance sheets of Western Bancorp as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997 which report appears in the December 31, 1997, annual report on Form 10-K of Western Bancorp. Our report, dated January 30, 1998, contains explanatory paragraphs indicating that: (i) We did not audit the 1996 consolidated financial statements of California Commercial Bankshares. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for California Commercial Bankshares in the 1996 consolidated financial statements of Western Bancorp, is based on the report of the other auditors; (ii) We did not audit the 1996 consolidated financial statements of SC Bancorp. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for SC Bancorp in the 1996 consolidated financial statements of Western Bancorp, is based on the report of the other auditors; (iii) The consolidated statements of operations, changes in shareholders' equity and cash flows of Western Bancorp (formerly Monarch Bancorp) for the year ended December 31, 1995, prior to their restatement for the 1997 pooling-of-interests transactions described in Notes 1 and 2 of notes to the consolidated financial statements, were audited by other auditors; (iv) Separate consolidated financial statements of California Commercial Bankshares also included in the 1995 consolidated financial statements of SC were audited by other auditors; (v) Separate consolidated financial statements of SC Bancorp also included in the 1995 consolidated financial statements were audited by other auditors; and (vi) We also audited the combination of the consolidated statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 1995, after restatement for the 1997 pooling-of-interests transactions.

/s/ KPMG LLP

KPMG LLP

Los Angeles, California
January 8, 1999


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